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AWARD AGREEMENT
under the
Louisiana-Pacific Corporation
1997 Incentive Stock Award Plan

NONQUALIFIED STOCK OPTION

Corporation:	Louisiana-Pacific Corporation 805 SW Broadway Suite 700 Portland, Oregon 97205-3303

Participant:

Grant Date:	January 25, 2002

Option:	A Nonqualified Stock Option

Option Shares:	Shares

Exercise Price:	$ per Share

        Subject to the terms and conditions of the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan, as amended, (the "Plan") and this Agreement, effective as of the Grant Date, Corporation grants to Participant the Option to purchase the Option Shares at the Exercise Price.

        The provisions of Appendix A attached to this Agreement are incorporated by reference as part of this Agreement.

LOUISIANA-PACIFIC CORPORATION

By

Its

Participant

APPENDIX A
To
Award Agreement for Nonqualified Stock Option

        This Award Agreement evidences the grant of a Non-qualified Stock Option (the "Option") to Participant under the Plan.

        Capitalized terms are defined in Section 8.

1.    Option Shares; Adjustment

        In the event of a declaration of a stock dividend or a stock split (whether effected as a dividend or otherwise) by Corporation where the record date for such dividend or stock split is after the Grant Date, the number of Option Shares and the Exercise Price will automatically be adjusted proportionately to reflect the effect of such dividend or stock split.

2.    Terms of the Option

        The Option is subject to all applicable provisions of the Plan and to the following terms and conditions:

        2.1    Nonqualified Stock Option.    The Option is not intended to qualify as an incentive stock option meeting the requirements of IRC § 422.

        2.2    Term.    The term of the Option extends ten years from the Grant Date unless terminated earlier in accordance with this Agreement.

        2.3    Exercisability.    The Option initially will not be exercisable and, unless the Option is terminated or canceled earlier or the exercisability of the Option is accelerated in accordance with this Agreement, the Option may be exercised from time to time to purchase a whole number of Option Shares up to the following limits:

          (a)  Prior to the first anniversary of the Grant Date, the Option may not be exercised;

          (b)  During the one-year period beginning on the first anniversary of the Grant Date, the Option may be exercised to purchase up to one-third of the total Option Shares;

          (c)  During the one-year period beginning on the second anniversary of the Grant Date, the Option may be exercised to purchase up to two-thirds of the total Option Shares; and

          (d)  On and after the third anniversary of the Grant Date, the Option may be exercised to purchase all the Option Shares.

        2.4    Effect of Termination of Employment.    The Option may not be exercised (in whole or in part) unless Participant is continuously employed by an Employer from the Grant Date through at least the first anniversary of the Grant Date. If Participant ceases to be an Employee for any reason on or after the first anniversary of the Grant Date, the term of the Option will continue for the applicable Continuation Period. The Option will remain exercisable during the Continuation Period, if at all, only to the extent the Option had become exercisable pursuant to Sections 2.3 and 2.10 of this Agreement on or prior to the Termination Date. The Option, to the extent not previously exercised, will be canceled automatically at the end of the applicable Continuation Period.

        2.5    Method of Exercise.    The Option, or any portion thereof, may be exercised, to the extent it has become exercisable pursuant to this Agreement, by delivery of written notice to Corporation stating the number of Shares, form of payment, and proposed date of closing.

        2.6    Other Documents.    Upon any exercise of the Option, Participant must furnish Corporation before the closing of such exercise such other documents or representations as Corporation may require to assure compliance with applicable laws and regulations.

        2.7    Payment.    The Exercise Price for the Shares purchased upon exercise of the Option must be paid in full in United States dollars at or before closing by one or a combination of the following:

          2.7.1    Payment in cash or certified check or bank draft payable to the order of Corporation;

          2.7.2    Delivery of previously acquired Shares having a Fair Market Value equal to the Exercise Price; or

          2.7.3    By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

            (a)  To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the Exercise Price and withholding taxes due; or

            (b)  To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the Exercise Price and withholding taxes due.

        2.8    Previously Acquired Shares.    Delivery of previously acquired Shares in full or partial payment for the exercise of the Option is subject to the following conditions:

          2.8.1    The Shares tendered must be in good delivery form;

          2.8.2    Any Shares remaining after satisfying the payment for the Option will be reissued in the same manner as the Shares tendered;

          2.8.3    No fractional Shares will be issued and whenever payment of the full Exercise Price with Shares would require delivery of a fractional Share, Participant must deliver the next lower whole number of Shares and make a cash payment to Corporation for the balance of the Exercise Price; and

          2.8.4    Shares may be tendered in full or partial payment of the Exercise Price only in connection with the exercise of the Option with respect to at least 2,000 Shares.

        2.9    Transferability.

          2.9.1    General.    Except as provided in Section 2.9.2, the Option is not transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant or, in the case Participant becomes legally incompetent, by Participant's guardian or legal representative. No assignment or transfer of the Option in violation of the foregoing restriction, whether voluntary, involuntary or by operation of law or otherwise, except by will or the laws of descent and distribution, will vest in the assignee or transferee any interest or right whatsoever, but immediately upon any attempt to assign or transfer the Option, the Option will terminate and be of no force or effect. Whenever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executor, administrator, or the person or persons to whom this Option may be transferred by will or by the laws of descent and distribution, it will be deemed to include such person or persons.

          2.9.2    Permitted Family Transfers.    The Option may be transferred by Participant, without payment of consideration, to Participant's immediate family members or lineal descendants ("Permitted Family Members"), to trusts for the benefit of Permitted Family Members, or to family partnerships or limited liability companies of which Participant and Permitted Family members are the only partners or members. For purposes of this Section, a transfer of the Option to a family partnership or limited liability company in exchange for a partnership or limited liability company interest will be deemed to be a transfer without payment of consideration.

        2.10    Effect of Change in Control.

          2.10.1    Acceleration of Vesting.    Upon a Change in Control Date, the Option, to the extent it had not yet become exercisable, will become fully exercisable. This acceleration will not extend the date on which the Option terminates. If, or to the extent, the acceleration of the exercisability of the Option pursuant to this Section results in an "excess parachute payment" within the meaning of Section 280G of the Code, Corporation will reimburse Participant, on an after-tax basis, for (1) any excise tax imposed by Section 4999(a) of the Code that is directly attributable to the acceleration of the exercisability of the Option, and (2) any income taxes and excise taxes imposed on any reimbursement pursuant to this sentence. For purposes of computing any after-tax reimbursement, Participant will be deemed to pay federal, state, and local income taxes (for the state and locality of Participant's residence) at the highest effective combined marginal rates (giving effect to the deductibility of state and local taxes) for the tax year in which the reimbursement payment is made. No reimbursement will be due pursuant to this Section if, or to the extent, Participant is entitled to payment or reimbursement for the same amounts under any other agreement with Corporation.

          2.10.2    Dissolution.    The Option will terminate upon the effective date of a dissolution or liquidation of Corporation.

          2.10.3    Merger.    In the event of a merger or consolidation in which Corporation is not the resulting or surviving corporation (or in which Corporation is the resulting or surviving corporation but becomes a subsidiary of another corporation), the Option will automatically be converted into an option to purchase a number of shares of the stock of the resulting or surviving corporation (or, in the event Corporation becomes a subsidiary of another corporation, such other corporation) into which Corporation's Shares are converted in the transaction with such terms and conditions, both as to number of shares, option price, and otherwise, as will substantially preserve the economic rights and benefits of Participant under this Agreement.

3.    Tax Reimbursement

        It is a condition of Corporation's obligation to issue Shares in connection with an exercise of the Option that Participant pay to Corporation, or make provision satisfactory to Corporation for the payment of, an amount sufficient to provide for any withholding or similar tax liability imposed on Corporation in connection with or with respect to any exercise of the Option.

4.    Conditions Precedent

        The Option granted pursuant to this Agreement is expressly subject to the approval of the Plan, as amended, by Corporation's stockholders at Corporation's 2002 annual meeting of stockholders.

        Corporation will use its best efforts to obtain approval of the Plan and this Option by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, this Option will terminate on notice to Participant to that effect. Without limiting the foregoing, Corporation will not be required to issue any Shares upon exercise of all or any portion of the Option until Corporation has taken all action required to comply with all applicable federal and state securities laws.

5.    Successorship

        Subject to restrictions on transferability set forth in Section 2.9, this Agreement will be binding upon and benefit the parties, their successors and assigns.

6.    Notices

        Any notices under this Option must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address of Corporation's records or to such other address as a party may certify by notice to the other party.

7.    Arbitration

        Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

8.    Defined Terms

        When used in this Agreement, the following terms have the meaning specified below:

  •
  Acquiring Person means any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), as such Section and Rule are in effect as of the Grant Date; provided, however, that the term Acquiring Person shall not include (a) Corporation or any of its Subsidiaries, (b) any employee benefit plan or related trust of Corporation or any of its Subsidiaries, (c) any entity holding voting capital stock of Corporation for or pursuant to the terms of any such employee benefit plan, or (d) any person or group solely because such person or group has voting power with respect to capital stock of Corporation arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

  •
  Approved Retirement means termination of employment with an Employer after Participant attains age 60, but only if such retirement is approved by Corporation's Chief Executive Officer, in his sole discretion.

  •
  Change in Control of Corporation means:

          (a)  The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (a) the following acquisitions will not constitute a Change in Control: (i) any acquisition directly from Corporation, (ii) any acquisition by Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph (c) of this definition of Change in Control; or

          (b)  During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director during the period whose election, or nomination for election, by Corporation's shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c)  Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Corporation (a "Business Combination") in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding any employee benefit plan, or related trust, of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d)  Approval by the shareholders of Corporation of any plan or proposal for the liquidation or dissolution of Corporation.

  •
  Change in Control Date means the first date following the Grant Date on which a Change in Control has occurred.

  •
  Continuation Period means a period during which the Option continues to be exercisable after termination of Employment, namely the period ending on the earlier of the expiration of the original term of the Option or:

          (a)  If the termination of Employment is by reason of Participant's death or Disability, the expiration of one year following the Termination Date;

          (b)  If the termination of Employment is by reason of Participant's Approved Retirement, the expiration of two years following the Termination Date;

          (c)  In the case of an involuntary termination of Participant's Employment by an Employer, the expiration of five business days following the Termination Date; or

          (d)  If the termination of Employment is for any other reason, the expiration of 30 days following the Termination Date.

  •
  Disability means the condition of being permanently unable to perform Participant's duties for an Employer by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least 12 months.

  •
  Employee and Employment both refer to service by Participant as a full-time or part-time employee of an Employer, and include periods of illness or other leaves of absence authorized by an Employer. A transfer of Participant's Employment from one Employer to another will not be treated as a termination of Employment.

  •
  Employer means Corporation or a Subsidiary of Corporation.

  •
  Termination Date means the date Participant ceases to be an Employee.

  •
  Voting Securities means Corporation's issued and outstanding securities ordinarily having the right to vote at elections of directors.

  •
  Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

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AWARD AGREEMENT under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan NONQUALIFIED STOCK OPTION
APPENDIX A To Award Agreement for Nonqualified Stock Option